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                                                                       EXHIBIT 5

                                August 22, 1996

Public Service Company of
  North Carolina, Incorporated
400 Cox Road
Post Office Box 1398
Gastonia, North Carolina 28053-1398

       Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by Public Service Company of North Carolina, Incorporated, a North Carolina corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on August 22, 1996, relating to the proposed issuance and sale of up to 1,675,631 shares of the Company's Common Stock par value $1.00 per share (the "Shares"), to be issued pursuant to the Stock Purchase and Automatic Dividend Reinvestment Plan of the Company (the "Plan").

     We have examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and public officials and such other documents as we have deemed necessary as the basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that the Shares to be sold by the Company pursuant to the Plan have been duly authorized and, when issued, delivered and paid for as contemplated under the Plan will be validly issued, paid and nonassessable.

     We understand that this opinion is to be used in connection with the Company's Registration Statement on Form S-3 relating to the Shares to be filed with the Securities and Exchange Commission under the Act.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related Prospectus.

                                        Very truly yours,

                                        /s/ Fennebresque, Clark, Swindell & Hay